[LETTERHEAD OF SHEARMAN & STERLING LLP]

August 26, 2010

The Persons Listed on

Schedule I Hereto

SLM Student Loan Trust 2010-2:  Class A Notes and Class B Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance of the Class A Notes and Class B Notes (collectively, the “Notes”) by the SLM Student Loan Trust 2010-2 (the “Trust”).  The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of January 15, 2010, among SLM Funding LLC, a Delaware limited liability company (the “Company”), The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), as amended and restated by the amended and restated trust agreement, dated as of August 26, 2010 (collectively, the “Trust Agreement”), among the Company, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined are used as defined in the indenture, dated as of August 26, 2010 (the “Indenture”), by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee, including, without limitation, Appendix A thereto.

In connection with the issuance of the Notes, we have participated in the preparation of the free writing base prospectus, dated August 16, 2010 (the “Free Writing Base Prospectus”), the free writing prospectus, dated August 16, 2010 (the “Free Writing Prospectus”), the free writing prospectus, dated August 18, 2010 (the “Final Ratings FWP”), the term sheet, dated August 17, 2010 (the “Term Sheet”), the base prospectus, dated August 18, 2010 (the “Base Prospectus”), the prospectus supplement, dated August 18, 2010 (the “Prospectus Supplement”), and the Registration Statement on Form S-3 (File No. 333-141930), filed with the Securities and

August 26, 2010

Exchange Commission (the “SEC”) and as declared effective on May 18, 2007 (the “Effective Date”) (such Registration Statement, as amended, the “Registration Statement”).

Our opinion is based on an examination of the following documents:

(i)

the Free Writing Base Prospectus;

(ii)

the Base Prospectus;

(iii)

the Final Ratings FWP;

(iv)

the Term Sheet;

(v)

the Free Writing Prospectus;

(vi)

the Prospectus Supplement;

(vii)

the Registration Statement;

(viii)

the Trust Agreement;

(ix)

the Funding Interim Trust Agreement;

(x)

the Bluemont Funding Interim Trust Agreement;

(xi)

the Town Center Funding Interim Trust Agreement;

(xii)

the Town Hall Funding Interim Trust Agreement;

(xiii)

the VL Funding Interim Trust Agreement;

(xiv)

the SLM ECFC Purchase Agreement;

(xv)

the Bluemont Funding Purchase Agreement;

(xvi)

the Town Center Funding Purchase Agreement;

(xvii)

the Town Hall Funding Purchase Agreement;

(xviii)

the VL Funding Purchase Agreement;

(xix)

the Sale Agreement;

(xx)

the Servicing Agreement;

August 26, 2010

 (xxi)

the Great Lakes Subservicing Agreement;

(xxii)

the Nelnet Subservicing Agreement;

(xxiii)

the Administration Agreement; and

(xxiv)

the Indenture.

We have also examined such other documents, instruments, e-mails and other correspondence and information related to or incidental to the transactions covered by the Free Writing Base Prospectus, Base Prospectus, the Final Ratings FWP, the Term Sheet, the Free Writing Prospectus and the Prospectus Supplement as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii)

For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii)

Any Class B Notes that are not sold to persons unrelated to the beneficial holder of the Excess Distribution Certificate on the closing date but that are subsequently sold for cash to such

August 26, 2010

an unrelated person will constitute indebtedness for U.S. federal income tax purposes from and after the date of such subsequent sale, assuming that: (A) the representations previously made to us as set forth herein would continue to be true, correct and complete if appropriately updated and restated on the date of such subsequent sale, (B) no modifications have been made to the relevant transaction documents as of the date of such subsequent sale, (C) the credit ratings of such Notes from a “nationally recognized statistical rating organization” (“NRSRO”), engaged by Sallie Mae Inc., as of the date of such subsequent sale are not lower than an investment grade rating and, based on the consistent application of such organizations’ then standards, the Class B Notes being sold would not receive a lower than investment grade rating if they were reviewed by such rating organizations contemporaneously with such subsequent sale and (D) no adverse changes (including, without limitation, subsequently promulgated adverse authority) have been made to the legal authorities referred to above upon which our opinion herein is based.  With respect to the Class B Notes referred to in the preceding sentence (i.e., Class B Notes that are not sold to unrelated persons), our opinion in clause (i) above is subject to the opinion set forth in this clause (iii).

(iv)

The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Free Writing Prospectus and in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix I — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix I — U.S. Federal Income Tax Documentation Requirements” in the Free Writing Base Prospectus and in the Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(v)

The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Free Writing Prospectus and in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix I — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix I — U.S. Federal Income Tax Documentation Requirements” in the Free Writing Base Prospectus and in the Base Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Free Writing Base Prospectus, the Base Prospectus, the Free Writing Prospectus or the Prospectus Supplement which are not filed or incorporated by reference or described as required.

August 26, 2010

In the course of the preparation by the Company of the Registration Statement, the Free Writing Base Prospectus, the Base Prospectus, the Final Ratings FWP, the Term Sheet, the Free Writing Prospectus and the Prospectus Supplement, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company, Bluemont Funding, Town Center Funding, Town Hall Funding, VL Funding and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Free Writing Base Prospectus, the Base Prospectus, the Final Ratings FWP, the Term Sheet, the Free Writing Prospectus and the Prospectus Supplement on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Free Writing Base Prospectus, the Base Prospectus, the Final Ratings FWP, the Term Sheet, the Free Writing Prospectus and the Prospectus Supplement which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Free Writing Base Prospectus, the Base Prospectus, the Final Ratings FWP, the Term Sheet, the Free Writing Prospectus and the Prospectus Supplement as related to matters opined upon herein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date hereof.  Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus and the Prospectus Supplement without implying or admitting that we are “experts” within the meaning

August 26, 2010

of the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  Furthermore, copies of this opinion may be posted by the Trust or the Administrator to a pass-word protected website accessible by any nonhired NRSRO that provides to the Trust or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG

KMG

GMT

August 26, 2010

Schedule I

SLM Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SLM Education Credit Finance Corporation

20 Hemingway Drive

East Providence, Rhode Island 02915

Sallie Mae, Inc.

12061 Bluemont Way

Reston, Virginia 20190

Bluemont Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Town Center Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Town Hall Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

VL Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

Mailstop NYC60-2606

New York, New York 10005

The Bank of New York Mellon Trust

Company, National Association

10161 Centurion Parkway

Jacksonville, Florida 32256

BNY Mellon Trust of Delaware

100 White Clay Center, Route 273

Newark, Delaware 19711

Banc of America Securities LLC

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255-0011

Mail Code NC1-027-21-04

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Moody’s Investors Service, Inc.

ABS Monitoring Department

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Standard & Poor's Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041